Exhibit 99.1

SolarWinds Announces First Quarter 2019 Results
AUSTIN, Texas - April 24, 2019- SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its first quarter ended March 31, 2019.
On a GAAP basis, reflecting our adoption of the new standard ASC 606 effective January 1, 2019:

•	Total revenue for the first quarter of $215.8 million, representing 9.6% growth on a reported basis.

•	Total recurring revenue for the first quarter of $177.9 million, representing 11.1% growth on a reported basis.

•	Net income for the first quarter of $3.1 million.
On a non-GAAP basis including presentation of results under ASC 605:

•
Non-GAAP total revenue for the first quarter of $216.0 million, representing 8.9% year-over-year growth and 11.2% year-over-year growth on a constant currency basis. Non-GAAP total revenue assuming foreign currency exchange rates used in previously issued outlook would have been $216.6 million.

•	Non-GAAP total recurring revenue for the first quarter of $178.2 million, representing 10.4% year-over-year growth and 12.9% year-over-year growth on a constant currency basis.

•	Adjusted EBITDA for the first quarter of $103.6 million, representing a margin of 48.0% on non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results including adjustments for the impact of ASC 606, please see the tables below.

“We had a good start to 2019 with first quarter total revenue results that were led by subscription revenue growth and included solid maintenance revenue growth and license revenue that grew for the fifth consecutive quarter,” said Kevin Thompson, SolarWinds' President & Chief Executive Officer. “In addition, we added over 6,000 new customers for the thirteenth quarter in a row while doing an excellent job of retaining our existing customers as reflected by a very strong 97% maintenance renewal rate and subscription net retention rate of 105% both measured on a trailing twelve months basis.”

“As we look ahead to the rest of the year, we're excited about the opportunities for accelerating growth across our business, including the opportunity we now have to disrupt the ITSM market with SolarWinds Service Desk, which we plan to launch in the second quarter assuming completion of the Samanage acquisition,” added Thompson. “We believe that a powerful, market-leading ITSM solution offers us another opportunity to create a unique position to serve IT professionals in organizations of all sizes while expanding our addressable market and creating additional cross sell opportunities.”

“Adjusted EBITDA for the first quarter of 2019 of $103.6 million (ASC 605) came in well ahead of our outlook, representing a stronger than expected margin of 48% on non-GAAP total revenue (ASC 605). The first quarter also represented another period of solid cash flow generation,” said Bart Kalsu, SolarWinds' Executive Vice President and Chief Financial Officer.
Balance Sheet
At March 31, 2019, total cash and cash equivalents were $434.5 million and total debt was $1.9 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of April 24, 2019, SolarWinds is providing its financial outlook for the second quarter of 2019 and full year 2019. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth, adjusted EBITDA and non-GAAP diluted earnings per share, for the second quarter of 2019 and for the full year

2019. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense, amortization and costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Second Quarter of 2019
Including the expected contribution from the Samanage acquisition, SolarWinds’ management currently expects to achieve the following results for the second quarter of 2019 under ASC 606:

•
Non-GAAP total revenue in the range of $224.0 to $229.0 million, representing growth over the second quarter of 2018 non-GAAP total revenue of 10% to 13%, or 12% to 15% on a constant currency basis assuming the same average foreign currency exchange rates as those in the second quarter of 2018.

•	Adjusted EBITDA in the range of $107.0 to $109.0 million, representing approximately 48% of non-GAAP total revenue.

•	Non-GAAP diluted earnings per share of $0.18 to $0.19.

•	Weighted average outstanding diluted shares of approximately 311.5 million.
Financial Outlook for Full Year 2019
Including the expected contribution from the Samanage acquisition, SolarWinds’ management currently expects to achieve the following results for the full year 2019 under ASC 606:

•
Non-GAAP total revenue in the range of $934.0 to $949.0 million, representing growth over 2018 non-GAAP revenue of 12% to 13%, or 13% to 15% on a constant currency basis, assuming the same average foreign currency exchange rates as those in 2018. This includes approximately $11.5 to $12.5 million of revenue contribution from the Samanage acquisition.

•
Adjusted EBITDA in the range of $446.0 to $453.0 million, representing approximately 48% of non-GAAP total revenue. This includes the dilutive impact of approximately $8.0 to $10.0 million loss associated with the Samanage acquisition.

•	Non-GAAP diluted earnings per share of $0.80 to $0.82.

•	Weighted average outstanding diluted shares of approximately 312.5 million.

Additional details on our outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call to discuss its financial results and its business at 4:00 p.m. CT (5:00 p.m. ET/2:00 p.m. PT). A live webcast of the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (877) 823-8676 and internationally at +1 (647) 689-4178. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year 2019, the completion, timing and impact of the Samanage acquisition and our beliefs regarding our related market opportunities. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (b) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers; (c)

any decline in our renewal or net retention rates; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) the risk that the Samanage acquisition does not close at all or when expected or that its contribution to our financial results are lower than expected; (f) risks associated with our international operations; (g) our status as a controlled company; (h) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (i) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (j) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (k) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (l) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2018 filed on February 25, 2019 and the Form 10-Q that SolarWinds anticipates filing on or before May 15, 2019. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Adoption of the New Revenue Recognition Standard
Effective January 1, 2019, we adopted FASB Accounting Standards Codification (“ASC”) No. 2014-09 “Revenue from Contracts with Customers,” or ASC 606, using the modified retrospective method. Results for reporting periods beginning after January 1, 2019 are presented in compliance with the new revenue recognition standard ASC 606. Historical financial results for reporting periods prior to 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard, ASC 605 “Revenue Recognition,”or ASC 605. In the interest of comparability during the transition year to ASC 606, we present our financial results for the three month period ended March 31, 2019 in accordance with both ASC 606 and ASC 605.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting primarily from our take private transaction in early 2016 and the acquisition of LOGICnow for periods prior to 2019 and the expected impact of the Samanage acquisition for 2019 outlook. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense, acquisition and Sponsor related costs and restructuring charges and other. Management believes these measures are useful for the following reasons:

•
Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•
Stock-Based Compensation Expense. We provide non-GAAP information that excludes expenses related to stock-based compensation. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance.

•
Acquisition and Sponsor Related Costs. We exclude certain expense items resulting from our take private transaction in early 2016 and other acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and Sponsor related costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•
Restructuring Charges and Other. We provide non-GAAP information that excludes restructuring charges such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and charges related to the separation of employment with executives of the Company. These charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, proforma, which is calculated as if to reflect the conversion of Class A Common Stock and shares issued for accrued dividends and shares issued at our initial public offering as if each occurred at the beginning of each respective period.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense, restructuring and other charges, acquisition and Sponsor related costs, interest expense, net, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with our acquisition, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure, purchases of property and equipment, acquisition and sponsor related costs, restructuring costs and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2019 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Dave Hafner Phone: 385.374.7059 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$434,465	$382,620
Accounts receivable, net of allowances of $3,466 and $3,196 as of March 31, 2019 and December 31, 2018, respectively	109,837	100,528
Income tax receivable	1,141	893
Prepaid and other current assets	20,811	16,267
Total current assets	566,254	500,308
Property and equipment, net	36,918	35,864
Deferred taxes	6,879	6,873
Goodwill	3,661,794	3,683,961
Intangible assets, net	891,958	956,261
Other assets, net	16,669	11,382
Total assets	$5,180,472	$5,194,649
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,052	$9,742
Accrued liabilities and other	40,873	52,055
Accrued interest payable	863	290
Income taxes payable	17,878	15,682
Current portion of deferred revenue	285,212	270,433
Current debt obligation	19,900	19,900
Total current liabilities	374,778	368,102
Long-term liabilities:
Deferred revenue, net of current portion	26,578	25,699
Non-current deferred taxes	137,454	147,144
Other long-term liabilities	133,902	133,532
Long-term debt, net of current portion	1,901,383	1,904,072
Total liabilities	2,574,095	2,578,549
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 306,405,049 and 304,942,415 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	306	305
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	3,019,652	3,011,080
Accumulated other comprehensive income (loss)	(10,665)	17,043
Accumulated deficit	(402,916)	(412,328)
Total stockholders’ equity	2,606,377	2,616,100
Total liabilities and stockholders’ equity	$5,180,472	$5,194,649

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Subscription	$71,565	$63,053
Maintenance	106,292	97,000
Total recurring revenue	177,857	160,053
License	37,935	36,860
Total revenue	215,792	196,913
Cost of revenue:
Cost of recurring revenue	18,159	16,887
Amortization of acquired technologies	43,817	44,319
Total cost of revenue	61,976	61,206
Gross profit	153,816	135,707
Operating expenses:
Sales and marketing	60,595	52,682
Research and development	25,188	24,753
General and administrative	21,736	19,186
Amortization of acquired intangibles	16,502	17,128
Total operating expenses	124,021	113,749
Operating income	29,795	21,958
Other income (expense):
Interest expense, net	(27,382)	(42,089)
Other income (expense), net	1,297	(48,136)
Total other income (expense)	(26,085)	(90,225)
Income (loss) before income taxes	3,710	(68,267)
Income tax expense (benefit)	565	(8,357)
Net income (loss)	$3,145	$(59,910)
Net income (loss) available to common stockholders	$3,103	$(129,745)
Net income (loss) available to common stockholders per share:
Basic earnings (loss) per share	$0.01	$(1.28)
Diluted earnings (loss) per share	$0.01	$(1.28)
Weighted-average shares used to compute net income (loss) available to commons stockholders per share:
Shares used in computation of basic earnings (loss) per share	305,653	101,644
Shares used in computation of diluted earnings (loss) per share	309,783	101,644

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income (loss)	$3,145	$(59,910)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	64,463	65,215
Provision for doubtful accounts	514	435
Stock-based compensation expense	7,718	41
Amortization of debt issuance costs	2,286	4,166
Loss on extinguishment of debt	—	60,590
Deferred taxes	(11,283)	1,464
(Gain) loss on foreign currency exchange rates	(1,308)	(13,543)
Other non-cash expenses (benefits)	(687)	572
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(10,568)	(630)
Income taxes receivable	(250)	(315)
Prepaid and other assets	(4,326)	(3,509)
Accounts payable	479	(3,785)
Accrued liabilities and other	(10,798)	(1,966)
Accrued interest payable	573	(10,582)
Income taxes payable	2,546	(12,149)
Deferred revenue	20,054	9,492
Other long-term liabilities	805	(232)
Net cash provided by operating activities	63,363	35,354
Cash flows from investing activities
Purchases of property and equipment	(4,570)	(2,946)
Purchases of intangible assets	(1,240)	(813)
Acquisitions, net of cash acquired	—	(12,990)
Proceeds from sale of cost method investment and other	235	10,715
Net cash used in investing activities	(5,575)	(6,034)
Cash flows from financing activities
Proceeds from issuance of common stock and incentive restricted stock	—	1,100
Repurchase of common stock and incentive restricted stock	(8)	(45)
Exercise of stock options	36	1
Premium paid on debt extinguishment	—	(22,725)
Proceeds from credit agreement	—	626,950
Repayments of borrowings from credit agreement	(4,975)	(684,975)
Payment of debt issuance costs	—	(5,561)
Net cash used in financing activities	(4,947)	(85,255)
Effect of exchange rate changes on cash and cash equivalents	(996)	1,738
Net increase (decrease) in cash and cash equivalents	51,845	(54,197)
Cash and cash equivalents
Beginning of period	382,620	277,716
End of period	$434,465	$223,519

Supplemental disclosure of cash flow information
Cash paid for interest	$25,423	$48,717
Cash paid for income taxes	$8,635	$2,039

SolarWinds Corporation
Reconciliation of Q1 2019 Financial Results ASC 606 to ASC 605
(Unaudited)

	Three Months Ended March 31, 2019
	As reported (ASC 606)	ASC 606 impact	Without adoption of ASC 606 (ASC 605)

	(in thousands)
Revenue:
Subscription	$71,565	$124	$71,689
Maintenance	106,292	235	106,527
Total recurring revenue	177,857	359	178,216
License	37,935	(192)	37,743
Total revenue	$215,792	$167	$215,959

Total operating expenses(1)	124,021	1,400	125,421

Net income	$3,145	$(1,233)	$1,912
_______

(1)
Adjustment represents the impact of the capitalization and amortization of sales commissions related to ASC 606. These adjustments are recorded in the sales and marketing line item in our condensed consolidated statements of operations.

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$71,565	$124	$71,689	$63,053
Impact of purchase accounting	—	—	—	634
Non-GAAP subscription revenue	71,565	124	71,689	63,687
GAAP maintenance revenue	106,292	235	106,527	97,000
Impact of purchase accounting	—	—	—	813
Non-GAAP maintenance revenue	106,292	235	106,527	97,813
GAAP total recurring revenue	177,857	359	178,216	160,053
Impact of purchase accounting	—	—	—	1,447
Non-GAAP total recurring revenue	177,857	359	178,216	161,500
GAAP license revenue	37,935	(192)	37,743	36,860
Impact of purchase accounting	—	—	—	—
Non-GAAP license revenue	37,935	(192)	37,743	36,860
Total GAAP revenue	$215,792	$167	$215,959	$196,913
Impact of purchase accounting	$—	$—	$—	$1,447
Total non-GAAP revenue	$215,792	$167	$215,959	$198,360

GAAP cost of revenue	$61,976		$61,976	$61,206
Stock-based compensation expense	(372)		(372)	(1)
Amortization of acquired technologies	(43,817)		(43,817)	(44,319)
Acquisition and Sponsor related costs	(60)		(60)	(84)
Non-GAAP cost of revenue	$17,727		$17,727	$16,802

GAAP gross profit	$153,816	$167	$153,983	$135,707
Impact of purchase accounting	—	—	—	1,447
Stock-based compensation expense	372	—	372	1
Amortization of acquired technologies	43,817	—	43,817	44,319
Acquisition and Sponsor related costs	60	—	60	84
Non-GAAP gross profit	$198,065	$167	$198,232	$181,558
GAAP gross margin	71.3%		71.3%	68.9%
Non-GAAP gross margin	91.8%		91.8%	91.5%

GAAP sales and marketing expense	$60,595	$1,400	$61,995	$52,682
Stock-based compensation expense	(2,805)	—	(2,805)	(25)
Acquisition and Sponsor related costs	(720)	—	(720)	(669)
Restructuring costs and other	(325)	—	(325)	(49)
Non-GAAP sales and marketing expense	$56,745	$1,400	$58,145	$51,939

GAAP research and development expense	$25,188		$25,188	$24,753
Stock-based compensation expense	(1,632)		(1,632)	(8)
Acquisition and Sponsor related costs	(247)		(247)	(852)
Restructuring costs and other	(5)		(5)	(106)
Non-GAAP research and development expense	$23,304		$23,304	$23,787

	Three Months Ended March 31,
	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605

GAAP general and administrative expense	$21,736		$21,736	$19,186
Stock-based compensation expense	(2,909)		(2,909)	(7)
Acquisition and Sponsor related costs	(1,231)		(1,231)	(3,583)
Restructuring costs and other	(194)		(194)	(239)
Non-GAAP general and administrative expense	$17,402		$17,402	$15,357

GAAP operating expenses	$124,021	$1,400	$125,421	$113,749
Stock-based compensation expense	(7,346)	—	(7,346)	(40)
Amortization of acquired intangibles	(16,502)	—	(16,502)	(17,128)
Acquisition and Sponsor related costs	(2,198)	—	(2,198)	(5,104)
Restructuring costs and other	(524)	—	(524)	(394)
Non-GAAP operating expenses	$97,451	$1,400	$98,851	$91,083

GAAP operating income	$29,795	$(1,233)	$28,562	$21,958
Impact of purchase accounting	—	—	—	1,447
Stock-based compensation expense	7,718	—	7,718	41
Amortization of acquired technologies	43,817	—	43,817	44,319
Amortization of acquired intangibles	16,502	—	16,502	17,128
Acquisition and Sponsor related costs	2,258	—	2,258	5,188
Restructuring costs and other	524	—	524	394
Non-GAAP operating income	$100,614	$(1,233)	$99,381	$90,475
GAAP operating margin	13.8%		13.2%	11.2%
Non-GAAP operating margin	46.6%		46.0%	45.6%

GAAP net income (loss)	$3,145	$(1,233)	$1,912	$(59,910)
Impact of purchase accounting	—	—	—	1,447
Stock-based compensation expense	7,718	—	7,718	41
Amortization of acquired technologies	43,817	—	43,817	44,319
Amortization of acquired intangibles	16,502	—	16,502	17,128
Acquisition and Sponsor related costs	2,258	—	2,258	5,188
Restructuring costs and other	524	—	524	394
Loss on extinguishment of debt	—	—	—	60,590
Tax benefits associated with above adjustments	(13,049)	—	(13,049)	(26,166)
Non-GAAP net income	$60,915	$(1,233)	$59,682	$43,031

GAAP diluted earnings (loss) per share	$0.01		$0.01	$(1.28)
Non-GAAP diluted earnings (loss) per share, pro forma	$0.20		$0.19	$0.14

Weighted-average shares used to compute GAAP diluted earnings (loss) per share	309,783		309,783	101,644
Weighted-average shares used to compute Non-GAAP diluted earnings (loss) per share, pro forma(1)	309,783		309,783	304,456

___________

(1)	For an explanation of the pro forma calculation, please see "Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares" below.

Reconciliation of GAAP to Non-GAAP Weighted-Average Outstanding Diluted Common Shares
(Unaudited)

	Three Months Ended March 31,
	2019	2018

	(in thousands)
GAAP weighted-average shares used in computing diluted earnings (loss) per share available to common shareholders	309,783	101,644

Pro forma dilutive shares:
Weighted-average pro forma adjustment to reflect conversion of redeemed convertible Class A Common Stock and shares issued for accrued dividends(1)	—	177,812
Shares issued at offering(2)	—	25,000
Non-GAAP weighted-average shares used in computing diluted earnings (loss) per share, pro forma(3)	309,783	304,456
_____________

(1)
Adjustment to give effect to the conversion of 2,661,015 shares of Class A Common Stock that were outstanding immediately prior to the closing of the initial public offering into 140,053,370 shares of common stock and the conversion of $717.4 million of accrued and unpaid dividends on the Class A Common Stock into 37,758,109 shares of common stock equal to the result of the accrued and unpaid dividends on each share of Class A Common Stock, divided by $19.00 per share, as if the shares had been issued at the beginning of the period.

(2)	Adjustment to give effect to 25.0 million shares issued in connection with the initial public offering retroactively applied as if the shares had been issued at the beginning of the period.

(3)	Does not give effect to anti-dilutive incentive stock awards including 7.3 million of equity awards issued in connection with the initial public offering in October 2018.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2019			2018
	ASC 606	ASC 606 impact	ASC 605	ASC 605

	(in thousands)
Net income (loss)	$3,145	$(1,233)	$1,912	$(59,910)
Amortization and depreciation	64,463	—	64,463	65,215
Income tax expense (benefit)	565	—	565	(8,357)
Interest expense, net	27,382	—	27,382	42,089
Impact of purchase accounting on total revenue	—	—	—	1,447
Unrealized foreign currency (gains) losses(1)	(1,308)	—	(1,308)	(12,586)
Acquisition and Sponsor related costs	2,258	—	2,258	5,188
Debt related costs(2)	101	—	101	61,589
Stock-based compensation expense	7,718	—	7,718	41
Restructuring costs and other	524	—	524	394
Adjusted EBITDA	$104,848	$(1,233)	$103,615	$95,110
Adjusted EBITDA margin	48.6%		48.0%	47.9%
_______________

(1)
Unrealized foreign currency (gains) losses primarily relate to the remeasurement of our intercompany loans and to a lesser extent, unrealized foreign currency (gains) losses on selected assets and liabilities.

(2)	Debt related costs include fees related to our credit agreements, debt refinancing costs and the related write-off of debt issuance costs.

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended March 31,
	2019	2018	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$71,565	$63,053	13.5%
Impact of purchase accounting	—	634	(1.0)
Non-GAAP subscription revenue	71,565	63,687	12.4
Adjustment due to adoption of ASC 606	124	—	0.2
Estimated foreign currency impact(1)	2,616	—	4.1
Non-GAAP subscription revenue on a constant currency basis as if reported under ASC 605	$74,305	$63,687	16.7%

GAAP maintenance revenue	$106,292	$97,000	9.6%
Impact of purchase accounting	—	813	(0.8)
Non-GAAP maintenance revenue	106,292	97,813	8.7
Adjustment due to adoption of ASC 606	235	—	0.2
Estimated foreign currency impact(1)	1,507	—	1.5
Non-GAAP maintenance revenue on a constant currency basis as if reported under ASC 605	$108,034	$97,813	10.4%

GAAP total recurring revenue	$177,857	$160,053	11.1%
Impact of purchase accounting	—	1,447	(0.9)
Non-GAAP total recurring revenue	177,857	161,500	10.1
Adjustment due to adoption of ASC 606	359	—	0.2
Estimated foreign currency impact(1)	4,123	—	2.6
Non-GAAP total recurring revenue on a constant currency basis as if reported under ASC 605	$182,339	$161,500	12.9%

GAAP license revenue	$37,935	$36,860	2.9%
Impact of purchase accounting	—	—	—
Non-GAAP license revenue	37,935	36,860	2.9
Adjustment due to adoption of ASC 606	(192)	—	(0.5)
Estimated foreign currency impact(1)	581	—	1.6
Non-GAAP license revenue on a constant currency basis as if reported under ASC 605	$38,324	$36,860	4.0%

Total GAAP revenue	$215,792	$196,913	9.6%
Impact of purchase accounting	—	1,447	(0.7)
Non-GAAP total revenue	215,792	198,360	8.8
Adjustment due to adoption of ASC 606	167	—	0.1
Estimated foreign currency impact(1)	4,704	—	2.4
Non-GAAP total revenue on a constant currency basis as if reported under ASC 605	$220,663	$198,360	11.2%
________

(1)
The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue as calculated under ASC 605 in the corresponding monthly periods in the first quarter of 2019.

Reconciliation of Q1 2019 ASC 605 Revenue to Adjusted Revenue Assuming Rates in Previously Issued Outlook

Three Months Ended March 31, 2019

(in thousands)
Total revenue under ASC 605	$215,959
Estimated foreign currency impact(2)	655
Total adjusted revenue under ASC 605 assuming foreign currency exchange rates used in previously issued outlook	$216,614
________

(2)
Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our Q1 2019 actual results under ASC 605 and the rates assumed in our previously issued outlook dated February 7, 2019.

Reconciliation of Non-GAAP Revenue Outlook

	Full Year 2019
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$934	$949	12%	13%
Estimated foreign currency impact	12	12	1	2
Non-GAAP total revenue on a constant currency basis(1)	$946	$961	13%	15%

	Q2 2019
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total non-GAAP revenue	$224	$229	10%	13%
Estimated foreign currency impact	4	4	2	2
Non-GAAP total revenue on a constant currency basis(1)	$228	$233	12%	15%

	Full Year 2019(2)		Q2 2019(2)
	Low	High	Low	High

Non-GAAP subscription revenue growth	23%	25%	18%	21%
Estimated foreign currency impact	2	2	3	3
Non-GAAP subscription revenue growth on a constant currency basis(1)	25%	27%	21%	24%

Non-GAAP license and maintenance revenue growth	6%	8%	7%	9%
Estimated foreign currency impact	2	1	1	2
Non-GAAP license and maintenance revenue growth on a constant currency basis(1)	8%	9%	8%	11%

________

(1)
Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.

(2)	Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended March 31,
	2019	2018

	(in thousands)
Net cash provided by operating activities	$63,363	$35,354
Capital expenditures(1)	(5,810)	(3,759)
Cash paid for interest and other debt related items	24,624	49,504
Cash paid for acquisition and sponsor related costs, restructuring costs and other one time items	4,386	6,571
Unlevered free cash flow (excluding forfeited tax shield)	86,563	87,670
Forfeited tax shield related to interest payments(2)	(5,720)	(10,961)
Unlevered free cash flow	$80,843	$76,709
_______________

(1)	Includes purchases of property and equipment and purchases of intangible assets.

(2)	Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three months ended March 31, 2019 and 2018.